Enertopia Provides Solar Booster and Rainmaker Update

Kelowna, British Columbia, December 2, 2021--(Newsfile Corp. - December 2, 2021) Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is pleased to provide the following update.

The Company is pleased to report the procurement has been finalized for the components to build Enertopia's Solar BoosterTM and Enertopia RainmakerTM patent pending platforms. Estimated cost for this testing program for parts, materials and labor is estimated at $75,000 +/- 10% contingency and will be paid for out of funds currently on hand.

Enertopia had to source for certain substitutes in the supply chain as some expected components will simply not be available for at least another six months and this has led to delays to the start of the program.

This platform build will allow Enertopia to confirm the 3rd party increase in PV production numbers of up to 19.9% and allow the Company to run the Rainmaker to create water. This testing platform will allow Enertopia to make any necessary tweaks to the already filed provisional patents where the final submissions need to be filed before the end of May 2022 on the Enertopia Solar BoosterTM and August 2022 on the Enertopia RainmakerTM.

Once the testing system is up and running still trying for year-end, Enertopia will provide a further update.

Investors need to understand the continued supply constraints are real and serious. In one example a piece of testing equipment that would normally be an off the shelf item took Enertopia three months from the manufacturer to be built and delivered!

That being said, Enertopia expects news flow to pick up significantly as the Company has many moving parts on the go at this time!

"Updates will be provided as soon as possible," stated, President and CEO, Robert McAllister.

About Enertopia:

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that patent #6,024,086 will have a positive impact on Enertopia. There can be no assurance that provisional patents applications will become patents or the DOE testing will prove successful. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release